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                                LEASE AGREEMENT

            LEASE AGREEMENT, made between The Mask Group, 36 Pinebrook Rd., Towaco, NJ 07082 (Landlord) and Software Associates, Inc. 219 Paterson Ave., Little Falls, NJ 07424 (Tenant).

            For good consideration it is agreed between the parties as follows:

            1). Landlord hereby leases and rents to the Tenant the premises described as follows:

            The property consists of an Office Condominium Units located at Fairfield Commons, 271 Rt 46 W, Fairfield, NJ 07004, Units designated as F107, F108, F109, F110.

            2). This lease shall be in effect for a term of 25 years, commencing on July 1, 1994 and ending on June 30, 2018.

            3). Tenant shall pay the landlord the annual rent of $37,500.00 during said term, in monthly payments of $3,125.00, each, payable monthly in advance.

            4).  The Tenant will give the Landlord a Security amount equal to
1.5 times the monthly rental amount. The Security shall be held by the Landlord during the term of the Lease. The Landlord may deduct any expenses incurred in connection with the Tenant's failure to comply with any agreement in this Lease. For example, if the Tenant does not leave the premises in good condition at the end of the Term, the Security may be used to put it in good condition. If the amount needed exceeds the Security, the Tenant shall pay the additional amount to the Landlord on demand. Within 30 days after the end of the Term, the Landlord shall return to the Tenant (A) the Security, less any deductions made under this lease, (B) a statement itemizing the deductions.

            5). Landlord is entitled to annual rent increases not to exceed 5% of the prior annual rental amount.

            6). The tenant may not do any of the following without the landlord's written consent: (A) Assign this lease, (B) Sublet all or any part of this lease.

             7). Utilities, Services, Fees. Tenant is responsible for the following: (A) Heat (B) Hot and Cold Water (C) Electric (D) Air Conditioning
(E) Telephone (F) Cleaning (G) Garbage removal. (H) Condo Association Fees.

            The Landlord shall not be liable to the Tenant for any interruption or delay of these services beyond the control of the Landlord.





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            8).  Tenant's Repairs, Maintenance and Compliance.  The Tenant
shall:

                 (A) Promptly comply with all laws, orders, rules and requirements of any governmental authorities, property owners association, insurance carriers, board of fire underwriters.

                 (B) Keep and maintain the Premises in a neat, safe, clean, and sanitary manner. Vehicles may be driven or parked only in the designated parking areas.

                 (C)   Take care of the Premises and all the Fixtures in it.

                 (D) Promptly make all necessary repairs and replacements to the Premises and all equipment and fixtures in it whenever the need results from the Tenants act or neglect. This includes damage caused by the Tenant's employees, or guests.

                 (E) Promptly notify the Landlord when there are conditions in need of repair.

                 (F) Remove from the Premise all garbage and debris and take to the disposal area for collection

                 (G) Use all Electric, Plumbing, Sanitary, Heating, Cooking, and other facilities in and around the House in a safe and reasonable way.

                 (H) Obey any written instructions of the Landlord for the care and use of appliances, equipment, and other personal property in the Premises.

                 (I)   Keep nothing inflammable or dangerous in the Premise.

      NOTE. The Tenant shall pay for all expenses necessary to comply with the above.

            9). Landlord's Repairs. The Landlord shall, at the Landlord's expense make necessary repairs and replacements to the Premise and all equipment and fixtures in it if not caused by the act or neglect of the Tenant, the Tenant's employees, or guests

            10). Access to the_Premises. The Landlord shall have access to the premise on reasonable notice to the Tenant to (A) inspect the Premise, (B) make necessary repairs, alterations or improvements (C) supply necessary services
(D) show the Premise to potential renters, contractors, and insurers.

            11). No Alteration or Installation of Equipment. The Tenant shall not make any changes or additions to the Premise without the Landlord's written consent. Any changes made by the





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Tenant without the Landlord's written consent shall be removed by the Tenant on demand.

            12). Fire and other casualty.__The Tenant shall give the Landlord immediate notice of any fire or other casualty in the Premise. If the Premise cannot be used because of fire or casualty, the Tenant is not required to pay rent for the time the Premise is unusable. If the fire or casualty is caused by act or neglect of the Tenant or the Tenant's employees or guests, the Tenant shall pay for all repairs and all other damages. In that case the Tenant must pay the rent for the full Term. If the Premise is partially damaged by fire or casualty without the act or neglect of the Tenant, the Landlord shall repair it as soon as possible. This Lease shall terminate if the Premise is totally destroyed by fire or other casualty without the act or neglect of the Tenant or the Tenant's employees or guests.

            13). Non-liability of Landlord. The Landlord is not liable for loss, injury or damage to any person or property unless it has to do with the Landlord's act or neglect. The Tenant shall repay the Landlord any monies spent by the Landlord due to the Tenant's act or neglect. The Tenant is responsible for all acts or neglect of the Tenant's employees or guests. The Tenant may obtain insurance to cover this liability.

            14). Violation, Eviction, Re-entry and Damages. The Landlord may evict the Tenant for violation of any agreement in this Lease and for all other causes provided by Law. The Landlord may then re-enter and regain possession of the Premise. The Landlord may sue the Tenant for all damages, including loss of rental income and reasonable attorney's fees, resulting from the Tenant's violation of any agreement in this lease.

            15). Notices. All notices given under this Lease shall be in writing. Unless otherwise provided by law, they may be given by personal delivery to the other party, or by certified mail. Notices shall be addressed to each party at the addresses listed at the beginning of this Lease.

            16). Survival. If any agreement of this Lease is contrary to Law, the rest of the Lease shall remain in force.

            17). No Changes. The parties have read this Lease. It contains their entire agreement. It may not be changed except in writing signed by the Landlord and the Tenant.

            18). End of Term. At the end of the Term, the Tenant shall leave the Premise clean and in good condition, remove all of the Tenant's property, repair any damage that might have occurred, and return the Premise to the Landlord in the same condition as it was at the beginning of the Term, except for normal wear caused by reasonable use.





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            19). Binding.  This Lease binds the Landlord and the Tenant and their Heirs, personal representatives, successors, and lawful assigns.

            20). Signatures. The Landlord and the Tenant agree to the terms of this Lease by signing below.


/s/ Kenneth R. Konikowski                                     7/1/94
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LANDLORD                                               DATE

/s/ Kenneth R. Konikowski                                     7/1/94
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TENANT                                                 DATE





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